Calculation of Filing Fee Tables
S-3
PERPETUA RESOURCES CORP.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, no par value	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Shares, no par value	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid	5	Other	Subscription Receipts	457(r)				0.0001381
Fees to be Paid	6	Other	Units	457(r)				0.0001381
Fees to be Paid	7	Equity	Common Shares offered by the selling shareholders	Other	50,395,327	$ 24.67	$ 1,243,252,717.09	0.0001381	$ 171,693.20
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,243,252,717.09		$ 171,693.20
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 7,189.12
			Net Fee Due:						$ 164,504.08
Offering Note
[1]	Note 1.a. There is being registered hereunder such unspecified number or amount of the securities of each identified class as may from time to time be issued by the registrant at unspecified prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Note 1.b. The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of registration fees for the classes of securities that may be offered and sold pursuant to the base prospectus included in the Registration Statement to which this exhibit is attached. In connection with offer and sale of such securities, the Registrant will "pay-as-you-go" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of such securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. Note 1.c. The securities registered pursuant to this registration statement consist of (i) a presently unspecified number or amount of Common Shares, Preferred Shares, Debt Securities, Warrants, Subscription Receipts, and Units of the Company registered in the primary unallocated offering and (ii) 50,395,327 Common Shares that may be sold by certain selling shareholders.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1. The warrants ("Warrants") covered by this Registration Statement may be Warrants for Common Shares, Preferred Shares or debt securities ("Debt Securities") issued by the registrant.

[5]	See Offering Note 1. The subscription receipts ("Subscription Receipts") will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Preferred Shares, Debt Securities, Warrants or a combination thereof.

[6]	See Offering Note 1. The units ("Units") may be issued under a unit agreement and will represent an interest in one or more securities registered under this Registration Statement, in any combination.

[7]	See Offering Note 1(c). Represents the Common Shares that may be sold by certain selling shareholders pursuant to the resale prospectus included in the Registration Statement to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act, the amount of Common Shares being registered on behalf of the selling shareholders shall be adjusted to include any additional Common Shares that may become issuable as a result of any stock split, stock dividend or similar transaction. With respect to the offering of Common Shares by the selling shareholders, the proposed maximum offering price per share will be determined from time to time in connection with, and at the time of, the applicable sale by the holder of such securities. The Proposed Maximum Aggregate Offering Price Per Unit and Maximum Aggregate Offering Price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of PPTA Common Shares, as reported on the Nasdaq Capital Market on March 24, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Perpetua Resources Corp.	S-3	333-266071	07/08/2022		$ 7,188.00	Equity	Common Shares offered by the selling shareholders		$ 77,534,926.00
Fee Offset Claims	2	Perpetua Resources Corp.	S-3	333-266071	07/08/2022		$ 1.12	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 12,144.95
Fee Offset Sources		Perpetua Resources Corp.	S-3	333-266071		07/08/2022						$ 7,188.00
Fee Offset Sources		Perpetua Resources Corp.	S-3	333-266071		07/08/2022						$ 1.12
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	As set forth in Table 2, on July 8, 2022, the Company filed a Registration Statement on Form S-3 (No. 333-266071), as amended by pre-effective amendment no. 1 filed with the Securities and Exchange Commission (the "SEC") on September 1, 2022 and pre-effective amendment no. 2 filed with the SEC on October 27, 2022, which became effective on November 2, 2022 (the "Prior Registration Statement") with the SEC and paid a registration fee of $48,902, of which $7,188 was paid to register the offer and resale of Common Shares offered by selling shareholders. With respect to the unallocated (universal) shelf, an amount of $12,144.95 remained unsold under the Prior Registration Statement, and with respect to the secondary offering of Common Shares offered by selling shareholders, an amount of $77,534,926.00 remained unsold under the Prior Registration Statement; such offerings have been terminated and all of such securities remain unsold. Pursuant to Rule 457(p) under the Securities Act, the Company hereby offsets the total registration fee due under this Registration Statement against the fees previously paid in connection with the unsold amount of securities on the Prior Registration Statement. Accordingly, a fee of $164,504.08 is being paid in connection with the filing of this Registration Statement after an offset amount of $7,189.12 is applied to this Registration Statement's registration fee.

[2]	See Rule 457(p) Note 1.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date